UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

Kellogg Company

(Exact name of Registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square

Battle Creek, Michigan 49016-3599

(Address of Principal executive offices, including Zip Code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2016, Kellogg Company (the “Company”) closed the offering of €600,000,000 of 1.000% Senior Notes due 2024 (the “Notes”). The Notes were registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-209699) filed on February 25, 2016.

On May 12, 2016, the Company filed with the Securities and Exchange Commission a Prospectus Supplement, dated May 10, 2016 (the “Prospectus Supplement”) in connection with the public offering of the Notes.

The Notes were issued on May 19, 2016 under an indenture, dated as of May 21, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by an Officers’ Certificate, dated May 19, 2016 (the “Officers’ Certificate”).

For a complete description of the terms and conditions of the Notes and the Officers’ Certificate, please refer to the Prospectus Supplement and the copy of the Officers’ Certificate which is filed with this Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit 4.1	Officers’ Certificate of Kellogg Company (with form of 1.000% Senior Notes due 2024).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

/s/ Gary H. Pilnick
Date: May 19, 2016	Name:	Gary H. Pilnick
	Title:	Vice Chairman, Corporate Development and Chief Legal Officer

Kellogg Company - Closing Form 8-K

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Officers’ Certificate of Kellogg Company (with form of 1.000% Senior Notes due 2024).